                                                                  EXHIBIT 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 28, 1999 and to all references to our Firm included in this registration statement. Our report dated March 17, 1999 included in Learn2.com, Inc.'s (formerly known as 7th Level, Inc.) Form 10-K/A for the year ended December 31, 1998 is no longer appropriate since restated financial statements have been presented giving effect to the business combination with Panmedia Corporation accounted for as a pooling-of-interests.



                                                 /s/ ARTHUR ANDERSEN LLP
                                                 ------------------------------
                                                 ARTHUR ANDERSEN LLP

New York, New York
December 13, 1999